Exhibit 5.1

Baker & McKenzie LLP Pennzoil Place, South Tower 711 Louisiana, Suite 3400 Houston, Texas 77002-2746, USA Tel: +1 713 427 5000 Fax: +1 713 427 5099 www.bakernet.com

Asia
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Europe &
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Washington, DC

May 4, 2011

Dresser-Rand Group Inc.

West8 Tower, Suite 1000
10205 Westheimer Rd.
Houston, Texas 77042

112 Avenue Kleber
75784 Paris Cedex 16, France

Ladies and Gentlemen:

We have acted as securities counsel for Dresser-Rand Group Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) under Rule 424(b) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), of a prospectus supplement dated May 4, 2011 (the “Prospectus Supplement”), relating to the registration statement on Form S-3 (No. 333-162745) (the “Registration Statement”) filed under the Securities Act and 5,033,172 shares of common stock, par value $.01 per share, of the Company (the “Shares”), all of which Shares are registered under the Registration Statement for resale by the selling stockholders named in the Prospectus Supplement.  The Shares were issued pursuant to that certain Share Purchase Agreement, dated March 3, 2011, by and among Dresser-Rand Holdings Spain, S.L.U., a Spanish Sociedad Limitada Unipersonal, Grupo Guascor S.L., a Spanish Sociedad Limitada, and the persons listed on the signature pages thereto, and the related schedules, exhibits and ancillary documents (collectively, the “Purchase Agreement”), and the related Registration Rights Agreement, dated May 4, 2011, by and among the Company and the persons listed on the signature pages thereto (the “Registration Rights Agreement”).

We have reviewed the Prospectus Supplement, the Registration Statement and executed copies of the Purchase Agreement and the Registration Rights Agreement, and we have examined the originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinions set forth below.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

The opinion expressed above is limited to the laws of General Corporation Law of the State of Delaware (including all applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws) and the federal laws of the United States of America.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.  We hereby consent to the use of our opinion as herein set forth as an exhibit to the Form 8-K filed the date hereof and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

 /s/Baker & McKenzie LLP

BAKER & McKENZIE LLP